UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

Commission File Number 2-39621

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	42-0644327
(State of Incorporation)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa 52407

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01 Other Events.

On April 10, 2006, United Fire & Casualty Company (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3. On May 2, 2006, the Company filed with the SEC a related preliminary prospectus supplement with the Securities and Exchange Commission for a proposed public offering of 3,500,000 shares of its common stock.

The Company is filing as Exhibit 1.1 the form of underwriting agreement between the registrant and A.G. Edwards & Sons, Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc., which pertains to the offering of common stock, to be incorporated by reference into the Registration Statement. The Company expects to grant the underwriters an option, exercisable for a period of 30 days, to purchase up to an additional 525,000 shares of its common stock to cover over-allotments, if any.

The Company is filing as Exhibit 15, to be incorporated by reference into the Registration Statement, an acknowledgement letter of Ernst & Young LLP dated May 1, 2006.

The Company is filing as Exhibit 23.1, to be incorporated by reference into the Registration Statement, the consent of Ernst & Young LLP dated May 1, 2006.

The Company is filing as Exhibit 99.1, to be incorporated by reference into the Registration Statement, certain information related to the fees and expenses of the proposed public offering.

The Company today issued a press release regarding the filing of the preliminary prospectus supplement. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9. - Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits.

The following exhibits are filed as a part of this report:

Exhibit No.
1.1	Form of Underwriting Agreement
15	Letter of Ernst & Young LLP regarding interim financial information
23.1	Consent of Ernst & Young LLP
99.1	Information relating to Item 14 – Other Expenses of Issuance and Distribution
99.2	Press Release, dated May 2, 2006, announcing the filing of a preliminary prospectus supplement relating to the proposed offering of common stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

May 2, 2006
(Date)

/s/ John A. Rife
John A. Rife, Chief Executive Officer